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                                                                    Exhibit 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated October 27, 1995 relating to the combined financial statements of Howmet Corporation and Howmet Cercast Group which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1994 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts", "Summary Historical Financial and Other Data" and "Selected Historical Financial and Other Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary Historical Financial and Other Data" and "Selected Historical Financial and Other Data."



/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Stamford, CT
November 10, 1997